UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        February 3, 2009

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (954) 308-4200

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

In a Form 8-K filed January 2, 2009, SMF Energy Corporation (the “Company”) announced that it that it had elected to defer the interest payments on its 11½% Senior Secured Convertible Promissory Notes dated August 8, 2007 (the “Notes”) scheduled for January 1, 2009 (the “Payment”) until on or about January 30, 2009, in order to keep its cash position strong during the New Year’s holiday and the post holiday period and to ensure that the Company would continue to meet its daily minimum excess availability requirement with its primary lender during that time.  In light of the deepening economic recession in January, the Company determined that a further deferral of the Payment was appropriate.  Accordingly, on February 3, 2009, the Company entered into a series of agreements (the “Agreements”) with each of the holders of the Notes (“Holders”) relating to a further deferral of the Payment or a conversion of the Payment to Unregistered Shares of our Common Stock (“Shares”).

Under the Agreements, the Payment was deferred until April 15, 2009, in exchange for the immediate payment to the Holders of a deferral fee equal to one percent (1%) of the current outstanding balance of the Note (the “Deferral Fee”) or the Payment was made in the form of unregistered shares of our Common Stock (“Shares”). Fifty percent (50%) of the Deferral Fee was paid in cash and fifty percent (50%) was paid in Shares. For purposes of determining the number of Shares to be issued for the stock portion of the Deferral Fee or upon conversion of the Payment, Shares were valued at $0.29 per share, the official closing price on the Nasdaq Stock Market on January 22, 2009, the trading day immediately preceding the effective date of the Agreements. The total cash paid pursuant to the Agreements was $45,909.46, and an aggregate of 158,328 Shares were issued to Holders, either as part of the Deferral Fee or for conversion of the Payment.

As a further inducement to the Holders to enter into the Agreements, each member of the Company’s senior management team voluntarily agreed to defer payment of 10% of their respective salaries for and during the same period of time that the Holders defer payment of interest on the Notes.  These senior officers, namely Richard E. Gathright, Chief Executive Officer and President, Michael Shore, Chief Financial Officer and Senior Vice President, Patricia Messenbaugh, Chief Accounting Officer and Vice President, and Senior Vice Presidents Paul C. Vinger, Robert W.Beard, Timothy E. Shaw and Gary W. Williams, have agreed to this matching deferral without requiring the payment of any interest or deferral fee.

Item 3.02.    Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

The offer and sale of the Shares are exempt from registration under the Securities Act of 1933 (the “Act”) as a private offering to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.  The Company has agreed to use reasonable commercial efforts to register the resale of the Shares under the Act.

Item 5.02(e)    Compensation of Principal Officers

The information provided in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.02(e).

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Interest Deferral Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2009	SMF ENERGY CORPORATION

By: /s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Form of Interest Deferral Agreement